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                                                                    EXHIBIT 99.1

                        SAFE HARBOR COMPLIANCE STATEMENT

        The Company believes that the following factors could cause actual results to differ materially from those in forward-looking statements set forth in this form 10-Q.

1. The Company's ability to grow through affiliations with additional orthodontic and pediatric dental practices (collectively, the "Allied Practices").

2. The Company's ability to identify suitable affiliation candidates and to profitably manage or successfully integrate new Allied Practices with the Company and its existing Allied Practices.

3. The level of competition in the orthodontic and pediatric dental practice management industries.

4. Regulatory development and changes in the United States healthcare system and dental and orthodontic professions that may affect the profitability of the Company or the enforceability of the Company's operative agreements with its Allied Practices and orthodontist and pediatric dentists (collectively, the "Allied Orthodontists") affiliated with the Allied Practices.

5. The Company's dependence on revenues generated by the Allied Orthodontists of the Allied Practices.

6. The Company's ability to secure capital, and the related cost of such capital, needed to fund the future growth of the Company through affiliations with orthodontic and pediatric dental practices as well as internal growth.

7. The Company's ability to staff the Allied Practices with appropriate qualified personnel.

8.      The continued availability to the Company of adequate insurance.

9. The Allied Practices' reputation for delivering high-quality patient care and their ability to attract and retain patients.

10. Unexpected complications and costs arising from the Company's, Allied Practices' and material third party entities efforts to make all systems Year 2000 compliant.

        The foregoing factors should not be construed as exhaustive or as an admission regarding the adequacy of disclosures previously made by the Company.


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